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                                                                       Exhibit 8

                                CUSTODY AGREEMENT

         Agreement made this 5th day of August, 1983, between Gradison Growth Trust, a business trust organized and existing under the laws of the State of Ohio, having its office at The 580 Building, Cincinnati, Ohio (hereinafter called the "Trust"), and The First National Bank of Cincinnati, a national banking association, having its principal office and place or business at First National bank Center, 425 Walnut Street, Cincinnati, Ohio (hereinafter called the "Custodian").

                                   WITNESSETH

that for and in consideration of the mutual promises hereinafter set forth the Trust and the Custodian agree as follows:

                                    Article I

                                   DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "Authorized Person" shall be deemed to include the Senior Vice President, the Treasurer, or any other person, whether or not any such person is an Officer or employee of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of the Trust and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

         2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Board of Trustees of the Trust specifically approving deposits in the Book-Entry System.

         3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually


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received by the Custodian and signed on behalf of the Trust by an Officer of the
Trust.

         4. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Trust's Board of Trustees specifically approving deposits in OTC. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the


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Trust's Board or Trustees specifically approving deposits therein by the
Custodian.

         5. "Dividend and Transfer Agent" shall mean the Trust or such other Dividend and Transfer Agent active, from time to time, in such capacity pursuant to a written Agreement with the Trust. The Trust shall immediately report to the Custodian in writing any change in the Dividend and Transfer Agent.

         6. "Fund" or "Funds" shall mean the Established Growth Fund of the Trust or the Emerging Growth Fund of the Trust, or both or them as appropriate.

         7. "Money Market Security" shall be deemed to include, without limitation, obligations issued, or guaranteed or insured as to principal and/or interest, by the government of the United States or agencies or instrumentalities thereof; commercial paper; obligations (including certificates of deposit, bankers' acceptances and bank time deposits) of domestic banks that are members of Federal Deposit Insurance Corporation; obligations (including certificates or deposit and demand and time deposits) of savings and loan associations that are members of the Federal Savings and Loan Insurance Corporation; short term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase or sale; and repurchase agreements relating to the above.

         8. "Officers" shall be deemed to include the Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, the Treasurer, any Assistant Treasurer, or any other person or persons duly authorized by the Board of Trustees of the Trust to execute any Certificate, instruction, notice or other instrument on behalf of the Trust and listed in the Certificate annexed hereto as Appendix B or such other Certificates as may be received by the Custodian from time to time.

         9. "Oral Instructions" shall mean oral instructions actually received by the Custodian from an Authorized Person or from a person believed in good faith by the Custodian to be an Authorized Person.

         10. "Security or Securities" shall mean Money Market Securities, common stocks, bonds, debentures, notes, and other corporate securities convertible into common stock, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

         11. Written Instructions" shall mean communications actually received by the Custodian from an Authorized Person

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or from a person believed in good faith by the Custodian to be an Authorized
Person in writing or by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with reasonable degree of certainty the authenticity of the sender or such communication.


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                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

         1. The Trust hereby constitutes and appoints the Custodian as custodian of all of the Securities and moneys at any time owned by the Trust during the period of this Agreement.

         2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III

                         CUSTODY OF CASH AND SECURITIES

         1. The Trust will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, including cash received for the issuance of its shares, at any time during the period of this Agreement. As part of this obligation, the Trust will designate or cause to be designated to the Custodian whether such Securities and moneys are to be credited to the account or accounts for the Trust's Established Growth Fund or the Trust's Emerging Growth Fund. The Custodian will not be responsible for such Securities and such moneys until actually received by it. The Custodian will be entitled to reverse any credits made on the Trust's behalf where such credits have been previously made and moneys are not finally collected. Prior to the deposit of any Securities of the Trust in the Book-Entry System, including any deposit in connection with the settlement of a purchase or sale, there shall be delivered to the Custodian by the Trust a certified resolution of the Board of Trustees of the Trust specifically approving such deposits by the Custodian on behalf of the Trust in the Book-Entry System. The Custodian shall be entitled to rely on such Certificate until a Certificate to the contrary is delivered to the Custodian. Prior to a deposit of any Securities of the Trust in the Depository, there shall be delivered to the Custodian by the Trust a certified resolution of the Board of Trustees of the Trust specifically approving such deposits by the Custodian on behalf of the Trust. The Custodian shall be entitled to rely on such Certificate until a Certificate to the contrary is delivered to the Custodian and to deposit in the Depository all Securities eligible for deposit therein and to utilize the Depository to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and

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sales of Securities, and deliveries and returns of Securities collateral.
Securities and moneys of the Trust deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

         2. The Custodian shall credit to separate accounts in the name of either the Trust's Established Growth Fund or the Trust's Emerging Growth Fund all moneys received by it for the account of the respective Funds of the Trust, and shall disburse the same only:


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         (a) In payment for Securities purchased, as provided in Article IV hereof;

         (b) In payment of dividends or distributions, as provided in Article V hereof;

         (c) In payment of original issue or other taxes, as provided in Article VI hereof;

         (d) In payment for shares or beneficial interest of the Trust's Funds redeemed by it, as provided in Article VI hereof;

         (e) Pursuant to Certificates directing payment and setting forth (i) the name and address of the person to whom the payment is to be made, the amount or such payment and the purpose for which payment is to be made (the Custodian not being required to question such direction) or (ii) if reserve requirements are established for the Trust by law or by valid regulation, directing the Custodian to deposit a specified amount of collected funds in the form of U.S. dollars at a specified Federal Reserve Bank and stating the purpose of such deposit; and

         (f) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian, as provided in Article VIII hereof.

         3. Promptly after the close of business on each day the Custodian shall furnish the Trust with confirmations and a summary of all transfers to or from the account of the Trust's Funds during said day. Where Securities are transferred to the account of the Trust's Funds, the Custodian shall also by book-entry or otherwise identify as belonging to the Trust (and allocable to a particular Fund of the Trust) a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held for the Trust's Funds under this Agreement.

         4. All Securities held for the Trust's Funds, which are issued or issuable only in bearer form, except such Securities as are held in the Book Entry System, shall be held by the Custodian in that form; all other Securities held for the Trust's Funds may be registered in the name of the Trust, in the name of the appropriate Fund of the Trust, in



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the name of any duly appointed registered nominee of the Custodian as the
Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold for the account of the Trust's Funds and which may from time to time be registered in the name of the Trust or a particular Fund of the Trust. The Custodian shall hold all such Securities which are not held in the Book-Entry System or the Depository in

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separate accounts in the name of the Trust's Funds physically segregated at all times from those of any other person or persons.

         5. Unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use or the Book Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Trust's Funds in accordance with this Agreement:

         (a) Collect all dividends, income and other amounts due or payable;

         (b) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

         (c) Surrender Securities in temporary form for definitive Securities;

         (d) Execute, as Custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect; and

         (e) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the accounts of the respective Funds of the Trust all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

         6. Upon receipt of a Certificate and not otherwise, the Custodian directly or through the use of the Book-Entry System or the Depository shall:

         (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any Securities may be exercised;

         (b) Deliver any Securities held for the Trust's Funds in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

         (c) Deliver any Securities held for the Trust's Funds to any protective committee, reorganization committee or other

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person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and

         (d) Make such transfers or exchanges of the assets of the Trust and take such other steps as shall be stated in said order to be for the purpose or effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust.


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                                   ARTICLE IV

                  PURCHASE AND SALE OF INVESTMENTS OF THE TRUST

                  1. Promptly after each purchase of Securities by the Trust, the Trust shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase or Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such purchase:
(a) the name or the issuer and the title of the Securities, (b) the number of shares or principal amount purchased, together with accrued dividends or interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name or the person from whom or the broker through whom the purchase was made, and (g) the Fund of the Trust for which the Securities were purchased. The Custodian shall upon receipt of Securities purchased by or for the Trust pay out of the moneys held for the account of the appropriate Fund of the Trust the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions.

                  2. Promptly after each sale of Securities by the Trust, the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, Written Instructions, a Certificate, or Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the Security, (b) the number of shares or principal amount sold, together with accrued dividends or interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Trust upon such sale, (f) the name of the broker through whom or the person to whom the sale was made, and (g) the Fund of the Trust from which the Securities were sold. The Custodian shall deliver the Securities upon receipt of the total amount payable to the Trust upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.


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                                    Article V

                      PAYMENT OF DIVIDEND OR DISTRIBUTIONS

                  1. The Trust shall furnish to the Custodian a copy of the resolution of the Board of Trustees, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration or a dividend or distribution relating to one or both of the Trust's Funds, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount to be paid by the Dividend and Transfer Agent


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of the Trust on the payment date, or (ii) authorizing the declaration of dividends and distributions on a specified periodic basis and authorizing the Custodian to rely on Oral Instructions, Written Instructions or a Certificate setting forth the date of the declaration or such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

         2. Upon the payment date specified in any such resolution, Oral Instructions, Written Instructions or Certificates, as the case may be, the Custodian shall arrange for such payments to be made by the Dividend and Transfer Agent out of moneys held for the account of the appropriate Fund of the Trust, or for such payments to be reinvested for the accounts of the shareholders in additional shares of the Trust's Funds in accordance with the then current reinvestment procedures of the Trust.

                                   ARTICLE VI

        SALE AND REDEMPTION OF SHARES OF BENEFICIAL INTEREST OF THE
                                     TRUST

         1. Whenever a sale of shares of beneficial interest of a Fund of the Trust shall occur, the Trust shall promptly advise the Custodian by a Written Instruction of the affected Fund, the number of shares sold, trade date, and price, and the amount of money received or to be received by the Custodian for the sale of such shares. The Custodian understands and agrees that the Written Instruction may be furnished subsequent to the sale of shares of beneficial interest of the Trust's Funds.

         2. Upon receipt of such money from the Dividend and Transfer Agent, the Trust, or any of the Trust's agents, the Custodian shall credit such money to the account of the appropriate Fund of the Trust.

         3. Upon issuance of any shares of beneficial interest of the Trust's Funds in accordance with the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of the appropriate Fund of the Trust, all original issue or other taxes required to be paid by the Trust in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.


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         4. Whenever any shares of beneficial interest of the Trust's Funds are redeemed, the Trust or its Dividend and Transfer Agent shall promptly advise the Custodian by Written Instructions of (a) the affected Fund; (b) the number of shares of beneficial interest redeemed; and (c) the amount to be paid for the shares of beneficial interest redeemed. The Custodian further understands that, if the Trust is not acting as the Dividend and Transfer Agent, the information contained in such Written Instructions will be derived from redemptions of shares of beneficial interest of the Trust's Funds as reported by the Trust to the Dividend and Transfer Agent.


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         5. Upon receipt from the Dividend and Transfer Agent of any Written
Instructions setting forth the number of shares of beneficial interest to be redeemed and advice that such shares are valid and in good form for redemption, the Custodian shall arrange for payment of redemption proceeds to be made by the Dividend and Transfer Agent out of the moneys held for the account of the appropriate Fund of the Trust in the total amount specified as sec forth in the Written Instructions furnished pursuant to paragraph 4 of this Article.

                                   ARTICLE VII

                                  INDEBTEDNESS

         The Trust will cause to be delivered to the Custodian by any bank (including the Custodian, if the borrowing is from the Custodian) from which it borrows money for temporary or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, or other loan agreement, (c) the date and time, if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Trust on the borrowing date, (f) the market value of Securities collateralizing the loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement that such loan for temporary or emergency purposes is in conformance with the Investment Company Act of 1940 and the Trust's then current Prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver in the manner directed by the Trust from time to time such Securities as additional

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collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in a Certificate the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities. the Custodian may require such reasonable conditions with respect to such collateral and its dealings with third-party lenders as it may deem appropriate.

                                  ARTICLE VIII

                                  THE CUSTODIAN

                  1. Except as otherwise provided herein, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Trust shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Trust's duties' hereunder or any other action or inaction of the Trust or its trustees, officers, employees or agents, except such as may arise from the negligent action, omission or willful misconduct of the Custodian, its directors, officers, employees or agents. The Custodian shall defend, indemnify and hold harmless the Trust and its trustees, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Custodian's duties hereunder or any other action or inaction of the Custodian or its directors, officers, employees or agents, except such as may arise from the negligent action, omission or willful misconduct of the Trust, its trustees, officers, employees or agents. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust at the expense of the Trust, or of its own counsel at its own expense and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Trust, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its own counsel unless counsel to the Trust shall have a differing or contrary interpretation of such question of law, or unless counsel to the Trust shall fail to respond within a reasonable period of time to the request of the Custodian for legal advice. The Custodian shall be liable to the Trust for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees or agents but not for any special, incidental, consequential or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Trust of principal or shares constituting Securities, and dividends and interest to the date of recovery on Securities, incorrectly omitted from any account for the Trust's Funds or penalties imposed on the Trust for any failure to deliver Securities.

                  2. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

                  (a) The validity of the issue of any Securities purchased by or for the Trust, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                  (b) The legality of the sale of any Securities by or for the Trust, or the propriety of the amount for which the same are sold;

                  (c) The legality of the issue or sale of any shares of beneficial interest of the Trust's Funds, or the sufficiency of the amount to be received therefor;

                  (d) The legality of the redemption of any shares or beneficial interest of the Trust's Funds or the propriety or the amount to be paid therefor;

                  (e) The legality of the declaration or payment or any dividend by the Trust;

                  (f) The legality of any borrowing by the Trust using Securities as collateral;

                  (g) The sufficiency of any deposit made pursuant to a Certificate described in paragraph 2(e) of Article III herein; or

                  (h) The genuineness of any Certificate, Written Instructions or other writing herein described.

                  3. The Custodian shall not be liable for any money or collected funds in U.S. dollars deposited in a Federal Reserve Bank in accordance with a Certificate described in paragraph 2(e) of Article III herein, nor be liable for or considered to be the Custodian of any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Trust until the Custodian actually receives and collects such money directly or by the final crediting of the appropriate account representing the Trust's interest at the Book-Entry System or the Depository.

                  4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust from the Dividend and Transfer Agent of the Trust nor to take any action to effect payment or distribution by the Dividend and Transfer Agent of the Trust of any amount arranged by the Custodian to be paid by the Dividend and Transfer Agent or the Trust-in accordance with this Agreement.

                  5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action or, at the Custodian's option, prepayment.

                  6. The Custodian may appoint one or more banking institutions, including, but not limited to, banking institutions located in foreign countries, as Sub-Custodian or Sub-Custodians of Securities and moneys at any time owned by the Trust, upon terms and conditions approved in a Certificate. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such Sub-custodians.

         7. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Trust's Funds are such as properly may be held by the Trust under the provisions of its Declaration of Trust.

         8. The Custodian shall be entitled to receive and the Trust agrees to pay to the Custodian, as relates to each Fund of the Trust, such compensation as shall be set forth in Appendix C attached hereto, or as shall be set forth in amendments to such Appendix approved by the Custodian and the Trust. With respect to each Fund, the Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such Appendix C against any money held by it for the respective account or that Fund of the Trust. The Custodian shall also be entitled to charge against any money held by it for the respective accounts of the Trust's Funds the amount of any loss, damage, liability or expense, including counsel fees, which relates to that Fund and for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against the respective accounts of the Trust's Funds include, but are not limited to, the expenses of Sub-Custodians incurred in settling transactions involving the purchase and sale of Securities of the Trust.

                  9. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and believed in good faith by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Article IV or V hereof. The Trust agrees to forward to the Custodian Written Instructions from an Authorized Person confirming Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, on the day on which such Oral Instructions are given to the Custodian. The Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions are believed in good faith to have been received from an Authorized Person.

         10. The books and records of the Custodian shall be open to inspection and audit at reasonable times and with prior notice by Officers and auditors employed by the Trust.

         11. The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time.

         12. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Trust. The Custodian is not a selling agent for shares of beneficial interest of the Trust's Funds and performance of its duties as a custodial agent shall not be deemed to be a recommendation to the Custodian's depositors or others of shares of beneficial interest of the Trust's Funds as an investment.

                                   ARTICLE IX

                                   TERMINATION

         1. Either of the parties hereto may terminate this Agreement, with respect to both Funds or either Fund, for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date or giving of such notice. In the event such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement in whole or in part and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Trustees, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice, this Agreement shall terminate as to the Fund or Funds designated, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then owned by the Trust and held by it as Custodian for the account of the affected Trust Fund or Funds, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

         2. If a successor custodian is not designated by the Trust or the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian to the Trust of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and moneys then owned by the Trust and held for the account of the affected Trust Fund or Funds, other than moneys deposited with a Federal Reserve Bank pursuant to a Certificate described in paragraph 2(e) of Article III, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement as relates to the affected Trust Fund or Funds, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Trust, to hold such Securities hereunder in accordance with this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

         1. Annexed hereto as Appendix A is a Certificate signed by present Officers or the Trust, setting forth the names and the signatures of the present Authorized Persons. The Trust agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Certificate.

         2. Annexed hereto as Appendix B is a Certificate signed by present Officers of the Trust, setting forth the names and the signatures of the present Officers of the Trust. The Trust agrees to furnish to the Custodian a new Certificate in similar form in the event any such present Officer ceases to be an Officer of the Trust, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

         3. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, Officer, Trustee, past, present or future as such, of the Trust or of any predecessor or successor, either directly or through the Trust or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the Trust property, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, Officers, Trustees of the Trust or of any predecessor or successor, or any of them, as such, because of the obligations contained in this Agreement or implied therefrom and that any and all such liability is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

         4. The obligations set forth in this Agreement as having been made by the Trust have been made by the Trustees of the Trust acting as such Trustees pursuant to the authority vested in them under the laws of the State of Ohio and the First Amended Declaration of Trust dated July 27, 1983 of the Trust. This Agreement has been executed by Officers of the Trust as officers under the First Amended Declaration of Trust, and not individually, and the obligations contained herein are not binding upon any of the Trustees, Officers, agents or holders of shares, personally, but bind only the trust estate of the Trust, as provided in the First Amended Declaration of Trust.

         5. Such provisions of the Prospectus of the Trust and any other documents (including advertising material) specifically mentioning the Custodian shall be reviewed with the Custodian by the Trust.

         6. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at First National Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, attention Corporate Trust Services Department, or at such other place as the Custodian may from time to time designate in writing.

                  7. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given or addressed to the Trust and mailed or delivered to it at its office at The 580 Building, Cincinnati, Ohio 45202 or at such other place as the Trust may from time to time designate in writing.

                  8. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Trustees of the Trust.

                  9. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust and no attempted assignment by the Trust shall be effective without the written consent of the Custodian, or by the Custodian without the written consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

                  10. This Agreement shall be construed in accordance with the laws of the State of Ohio.

                  11. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, "hereunto duly authorized, as of the day and year first above written.

         ATTEST                     GRADISON GROWTH TRUST

         /s/ Thomas Bowers          By:

                                    THE FIRST NATIONAL BANK OF CINCINNATI
                                            By:

                          CERTIFICATION OF RESOLUTIONS

                  This is to certify that the Board of Trustees of Gradison Growth Trust, on July 27, 1983, upon motion duly made, seconded, and unanimously carried:

         RESOLVED, that the following officers of the Trust and other persons be and are hereby authorized to (i) sign on behalf of the Trust, authorizations, instructions, certifications, approvals or other written Instruction, (ii) to give instructions by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication and (iii) and to give Oral Instructions to The First National Bank of Cincinnati (the "Bank"), Custodian of the Trust under a certain Custody Agreement between the Trust and the Bank:

         1. Donald E. Weston          4. Thomas W. Bowers
         2. William J. Leugers        5. Gregory Huning
         3. Paul J. Weston            6. Alfred Brunner
                                      7. Daniel Shick

                           RESOLVED, that pursuant to the provisions of subsection (d) of 17f4 under the Investment Company Act of 1940, The First National Bank of Cincinnati, as Custodian of the portfolio securities of the Trust, be and is hereby authorized to use the Federal Reserve Book-Entry Deposit System for deposit of Trust securities representing obligations of the United States, and to use the Depository Trust Corporation, such use to be in complete accordance with the provisions of said subsection of said Rule; and

                           RESOLVED, that pursuant to the terms of the Custody Agreement to be entered into between the Trust and The First National Bank of Cincinnati, Manufacturers Hanover Trust of New York be and is hereby selected to serve as Sub-custodian of the Trust.

                           In Witness Whereof, I have set my official hand, in behalf of the Trust, this 5th day of August, 1983.

                  s/s Thomas Bowers, Secretary
                  Growth Trust

         Appendix A to Custody Agreement Between First National Bank of Cincinnati and Gradison Growth Trust.

                  Certificate Naming "Authorized Persons" as defined under
Article I, Paragraph 1

                  The following persons shall be considered "authorized persons":

                  1.       Donald E. Weston
                  2.       William J. Leugers, Jr.
                  3.       Paul J. Weston
                  4.       Gregory S. Huning
                  5.       Daniel R. Shick
                  6.       Alfred M. Brunner
                  7.       Thomas W. Bowers

                  Dated:   8/5/83           William J. Leugers, Jr.
                                                   President

Appendix B to Custody Agreement Between First National Bank of Cincinnati and Gradison Growth Trust.

Certificate Naming Present "Officers" of the Trust as defined under Article I, Paragraph 8:

1.     Donald E. Weston, Chairman of the Board
2.     William J. Leugers, President.
3.     Paul J. Weston, Senior Vice President
4      Gregory S. Huning, Vice President
5.     Daniel R. Shick, Vice President
6.     Alfred M. Brunner, Assistant Vice President
7.     Thomas W. Bowers, Secretary/Treasurer

Dated: 8/5/83   William J. Leugers, Jr.
                President

                                                  APPENDIX C

         The Custodian shall receive from the Trust compensation for its services rendered under the Custody Agreement computed at the following annual rates and in the following manner:

$400 per $1,000,000 on first $l00,000,000
$300 per $1,000,000 on next $100,000,000
$250 per $1,000,000 on next $l00,000,000
$200 per $l,000,000 on next $100,000,000
$150 per $1,000,000 on next $100,000,000
$50 per $1,000,000 on the balance over $500,000,000

         Such compensation is to be computed on the average daily balance net asset value of the Trust each month from the daily net asset values supplied to the Custodian by the Trust, and is payable monthly out of the respective accounts of the Funds of the Trust based upon their respective net asset values. Further, the Custodian is to be reimbursed by the Trust for all out-of-pocket expenses, including, but not limited to, postage, insurance, long distance telephone charges, and the fees and expenses of the New York Subcustodian Bank. Such reimbursement shall be made on a monthly basis.